EXHIBIT 5.1
EXHIBIT 23.2
Consent/Opinion of Michael A. Littman, Esq.

Michael A. Littman
Attorney at Law
7609 Ralston Road
Arvada, CO  80002
Tel: 303-422-8127
Fax: 303-431-1567
Email: malattyco@aol.com

April 11, 2011

Two Rivers Water Company
2000 South Colorado Boulevard, Suite 420
Denver, Colorado  80222

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 452,362 shares (the “Shares”) of your Common Stock issued or issuable under the TWO RIVERS WATER COMPANY fka NAVIDEC FINANCIAL SERVICES, INC.  2005 STOCK OPTION PLAN (the "Plan") referred to therein. As your  counsel  in  connection  with  this  transaction,   I  have  examined  the proceedings  taken  and  proposed  to be  taken  by you in  connection  with the issuance of the Shares.

It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

I  further  consent  to the  use  of  this  opinion  as an  exhibit  to the Registration  Statement,  including the prospectus  constituting a part thereof, and any amendment thereto.

Sincerely,

/s/ Michael A. Littman
Michael A. Littman, Esq.